SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant  (X)
Filed by a party other than the Registrant (   )

Check the Appropriate Box:

( )  Preliminary Proxy Statement
( )  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material under ss.240.14a-12

                             HEARTLAND EXPRESS, INC.
                (Name of Registrant as Specified in its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the Appropriate Box):

(X)  No fee required
( )  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

     (1) Title of each class of securities to which transaction applies: N/A
     (2) Aggregate number of securities to which transaction applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
         the filing fee is calculated and state how it was determined):     N/A
     (4) Proposed maximum aggregate value of transaction:                   N/A
     (5) Total fee paid:                                                    N/A

( )  Fee paid previously with preliminary materials                         N/A

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:                                            N/A
     (2) Form, Schedule or Registration Statement No.:                      N/A
     (3) Filing Party:                                                      N/A
     (4) Date Filed:                                                        N/A

                             HEARTLAND EXPRESS, INC.
                              2777 Heartland Drive
                             Coralville, Iowa 52241


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 2005



Dear Fellow Stockholders:

     The 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Heartland Express, Inc., a Nevada corporation (the "Company"), will be held at The Holiday Inn & Conference Center, 1220 First Avenue, Coralville, Iowa, at 8:00 a.m. local time, on Thursday, May 12, 2005, for the following purposes:

     1. To consider and act upon a proposal to elect five (5) directors of the Company;

     2. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 15, 2005, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

     All Stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors,


                                          Russell A. Gerdin
                                          Chairman of the Board

Coralville, Iowa 52241
March 31, 2005

                             HEARTLAND EXPRESS, INC.
                              2777 Heartland Drive
                             Coralville, Iowa 52241

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 2005

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Heartland Express, Inc., a Nevada corporation (the "Company"), to be used at the 2005 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at The Holiday Inn and Conference Center, 1220 First Avenue, Coralville, Iowa 52241, on Thursday, May 12, 2005, at 8:00 a.m. local time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The approximate date of mailing this Proxy Statement and the enclosed form of proxy is March 31, 2005.

     The enclosed copy of the Company's annual report for the fiscal year ended December 31, 2004, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

     Only stockholders of record at the close of business on March 15, 2005 ("Stockholders") are entitled to vote, either in person or by valid proxy, at the Annual Meeting. On the record date of March 15, 2005, the Company had 75,000,000 shares of $0.01 par value common stock issued and outstanding. Each share is entitled to one vote. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

     All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated unless timely revoked. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting shall have and may exercise, or, if only one shall be present, then that one shall have and may exercise, all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     Other than the election of directors, which requires a plurality of the votes cast, any matters submitted to the Stockholders will require the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. If no direction is specified by the stockholder, the proxy will be voted "For" the proposals specified in this Proxy Statement, and at the discretion of the proxy holders, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     At the Annual Meeting, the Stockholders will elect five (5) directors to serve as the Board of Directors until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Company currently has five directors: Russell A. Gerdin, Richard O. Jacobson, Dr. Benjamin J. Allen, Michael J. Gerdin, and Lawrence D. Crouse. In the absence of contrary instructions, each proxy will be voted for the election of each of the existing directors.

Information Concerning Directors and Executive Officers

     Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors and other executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Heartland Express, Inc. of Iowa, an Iowa corporation. The Board of Directors elects all executive officers annually.

-------------------------------------------------------------------------------
                                                                      DIRECTOR
        NAME                AGE          POSITION                      SINCE
-------------------------------------------------------------------------------
Russell A. Gerdin           63     Chairman of the Board,
                                   President, Secretary                1978
-------------------------------------------------------------------------------
John P. Cosaert             57     Executive Vice President of
                                   Finance, Treasurer                   N/A
-------------------------------------------------------------------------------
Richard L. Meehan           59     Executive Vice President
                                   of Marketing and Operations          N/A
-------------------------------------------------------------------------------
Michael J. Gerdin           35     Vice President of Regional
                                   Operations, Director                1996
-------------------------------------------------------------------------------
Richard O. Jacobson (1)     68     Director                            1994
-------------------------------------------------------------------------------
Dr. Benjamin J. Allen (1)   58     Director                            1995
-------------------------------------------------------------------------------
Lawrence D. Crouse (1)      64     Director                            1999 (2)
-------------------------------------------------------------------------------


1    Member of Audit Committee, Compensation Committee and Nominating Committee.
2    Mr. Crouse previously served on the Board of Directors from 1986 to 1991.

     Russell A. Gerdin has served as the Company's President since 1978 and as Chairman of the Board since 1986. Russell A. Gerdin is the father of Michael J. Gerdin.

     John P. Cosaert has served as the Company's Executive Vice President of Finance since April 1996. From 1986 to April 1996 he served as Vice President of Finance and Treasurer of the Company.

     Richard L. Meehan has served as the Company's Executive Vice President of Marketing and Operations since April 1996. From 1986 to April 1996 he served as Vice President of Marketing of the Company.


     Michael J. Gerdin has served as a director since 1996. Mr. Gerdin has served as the Company's Vice President of Regional Operations since May 2001. He served as President of A & M Express, Inc., a subsidiary of the Company, from September 1998 through December 2000. From July 1997 to September 1998, Mr. Gerdin coordinated the operations departments of Heartland Express and A & M Express. From 1992 until July 1997, Mr. Gerdin held a variety of positions within the Company, including positions in the operations, sales, safety, and driver recruiting departments. Michael J. Gerdin is the son of Russell A. Gerdin.

     Richard O. Jacobson has served as a director since 1994. Mr. Jacobson has served as Chairman since October 1998, and served as President and Chief Executive Officer from 1968 to October 1998, of Jacobson Warehouse Company, Inc. and Jacobson Transportation Company, Inc., Des Moines, Iowa. Mr. Jacobson also serves as a director for Atrion Corporation and FelCor Lodging Trust, Inc.

     Dr.Benjamin J. Allen has served as a director since 1995. Since 2002, Dr. Allen has been the Vice President for Academic Affairs and Provost at Iowa State University in Ames, Iowa. He also is a Distinguished Professor in Business at Iowa State University, a position to which he was originally appointed in 1988. In addition, Dr. Allen served as Dean of the College of Business at Iowa State University from 1994 to 2001 and as the Interim Vice President for External Affairs of Iowa State University in 2001 and 2002. Dr. Allen was a Brookings Economics Fellow in the Office of Transportation Regulatory Policy of the United States Department of Transportation from 1976 to 1977. Dr. Allen served as Chair of the Committee for the Study of Freight Capacity for the Next Century for the National Academy of Sciences in 2001 and 2002.

     Lawrence D. Crouse has served as a director from 1986 to 1991 and from 1999 to present. Mr. Crouse is a business consultant and the President of Oak Creek Ranch, LLC, a real estate holding company with operations in several states. Mr. Crouse served as Chairman and CEO of Crouse Cartage Company, a regional, less-than-truckload carrier based in Carroll, Iowa, from 1987 to December 1996 and as its Vice Chairman from January 1997 to May 1998. Crouse Cartage was a subsidiary of Transfinancial Holdings, Inc., a publicly traded company. Mr. Crouse served as Vice President and a director of Transfinancial Holdings, Inc. from 1991 until May 1998. He is the trustee of trusts for the benefit of Russell Gerdin's children.

Meetings and Director Compensation

     The Board of Directors held four regularly scheduled meetings during the last fiscal year. Each director was present at all meetings of the Board of Directors and all meetings of the committees on which he served. The Company has no formal policy regarding attendance by its directors at annual stockholders meetings. All directors have historically attended those meetings, and all five directors were present at the 2004 Annual Meeting of Stockholders.

     Directors who are not employees of the Company are paid a $5,000 annual retainer, which is paid in quarterly installments. Additionally, directors who are not employees are compensated $1,000 for attendance at each Board of Directors meeting along with travel expenses. For each committee meeting attended, non-employee directors are paid $500. If the audit committee chairperson is a CPA, he receives an additional $10,000 in annual compensation.

Independent Directors

     Of the five members currently serving on the Board of Directors, the Board has determined that Lawrence D. Crouse, Richard O. Jacobson, and Dr. Benjamin J. Allen are "independent directors" as defined in the NASDAQ rules and also meet the additional independence standards and other requirements for audit committee membership set forth in NASDAQ and Securities and Exchange Commission ("SEC") rules.

Committees of the Board and Other Corporate Governance Matters

     The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating Committee.

Audit Committee and Audit Committee Report.

     The Audit Committee presently consists of Lawrence D. Crouse (Chairman), Dr. Benjamin J. Allen and Richard O. Jacobson. The Board has determined that Lawrence D. Crouse qualifies as an "audit committee financial expert," as defined by the SEC. The Audit Committee's primary duties include maintaining communication between the Board of Directors, the Company's independent registered public accounting firm and the Company's executive officers and accounting personnel with respect to the Company's financial affairs in general, including financial statements and audits, the adequacy and effectiveness of the internal accounting controls and systems and the retention and termination of the independent registered public accounting firm. The Audit Committee also reviews quarterly financial and operating results of the Company, through meetings and conference calls, with the management, independent registered public accounting firm and securities counsel of the Company. The Board has adopted a charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail. The Audit Committee charter was revised in February 2004, and a copy of the revised charter was included as Appendix A to the Company's proxy statement for its 2004 Annual Meeting of Stockholders filed with the SEC on March 30, 2004. The Audit Committee met two times in person and two times via conference call during fiscal year 2004.

     The following Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such report by specific reference.

                     Audit Committee Report for Fiscal 2004

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit committee's actions are governed by a written charter, which has been adopted by the Board of Directors. All of the members of the Audit Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards, and also meet the additional independence and other requirements for audit committee membership under Rule 4350(d)(2) of those standards. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with the Company's independent registered public accounting firm its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

     The Audit Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380), as well as the overall scope and plans for their audit.

     The committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee met two times in person and two times via conference call during fiscal 2004.

     In reliance on the reviews and discussions referred to above, and after receiving and reviewing the written disclosures and the letter from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                          By the Members of the Audit Committee:

                                          Lawrence D. Crouse (Chairman)
                                          Dr. Benjamin J. Allen
                                          Richard O. Jacobson

     Compensation Committee. The Compensation Committee presently consists of Dr. Benjamin J. Allen (Chairman), Richard O. Jacobson and Lawrence D. Crouse. The primary responsibilities of the Compensation Committee are to review the compensation policies of the Company and make salary recommendations to the Board of Directors for all elected officers. The Board has adopted a charter for the Compensation Committee, which sets forth the purpose and responsibilities of the Compensation Committee in greater detail. A copy of the charter is available on the Company's website at www.heartlandexpress.com. The Compensation Committee met four times during fiscal 2004. Additional information concerning the Compensation Committee and its Report on Executive Compensation are set forth under the caption "Executive Compensation" below.

     Nominating Committee.The Nominating Committee presently consists of Richard
O.  Jacobson  (Chairman),  Lawrence D. Crouse,  and Dr.  Benjamin J. Allen.  The
primary  responsibilities  of  the  Nominating  Committee  are to  identify  and recommend to the Board for nomination individuals qualified to serve as directors. The Nominating Committee will consider recommendations from many sources, including stockholders, regarding possible director candidates. Such recommendations, together with appropriate biographical information, should be submitted to the Secretary of the Company for consideration by the Nominating Committee by December 31 of the year preceding the annual meeting of stockholders at which the proposed director candidate would be elected. Guidelines regarding the qualifications of candidates for directors, including stockholder proposed candidates, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems. In addition to these guidelines, the Committee will also evaluate whether the candidate's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial and other expertise. With regard to specific qualities and skills, the Nominating Committee believes it necessary that: (i) at least a majority of the members of the Board of Directors qualify as independent under NASDAQ Rules; (ii) at least three members of the Board of Directors satisfy the additional independence and other requirements for audit committee membership; and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of applicable SEC rules. The Board has adopted a charter for the Nominating Committee, which sets forth the purpose and responsibilities of the Nominating Committee in greater detail. A copy of the charter is available on the Company's website at www.heartlandexpress.com. The Nominating Committee held its first meeting in February 2005, at which it determined to recommend that the Board of Directors nominate the five directors named in this Proxy Statement for re-election at the Annual Meeting.

     Stockholder Communications. Stockholders may send communications to any director in writing by sending them to the director in care of the Secretary of Heartland Express at 2777 Heartland Drive, Coralville, Iowa 52241. The Secretary will forward all such written communications to the director to whom it is addressed.

     Code of Ethics. The Board of Directors has adopted a Code of Business Conduct and Ethics for all employees and directors of the Company, and a Code of Ethics for Senior Financial Officers, as recommended by the Audit Committee. Copies of the codes are available on the Company's website at www.heartlandexpress.com.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation paid by the Company to its chief executive officer and the three other named executive officers of the Company (the "Named Officers"), for services in all capacities for the fiscal years ended December 31, 2004, 2003, and 2002.

Summary Compensation Table
--------------------------------------------------------------------------------
                                                   Long-Term Compensation
                                                   ----------------------
                            Annual Compensation        Awards     Payouts
                          -----------------------------------------------
    Name and Principal                        Other  Rest-                 All
         Position                            Annual ricted                Other
                                            Compen- Stock  Options/ LTIP Compen-
                               Salary  Bonus sation Award(s) SARs  Payout sation
                          Year   ($)    ($)   ($)   ($)(1)   (#)    ($)   ($)(2)
--------------------------------------------------------------------------------
Russell A. Gerdin        2004  300,000   -     -      -       -      -      -
Chairman and
President                2003  300,000   -     -      -       -      -      -
(Chief Executive
Officer)                 2002  300,000   -     -      -       -      -      -

John P. Cosaert          2004  179,405   -     -      -       -      -      -
Executive Vice
President of Finance,    2003  154,520   -     -      -       -      -      -
Treasurer, and Chief
Financial Officer        2002  150,000   -     -   439,800    -      -    50,000

Richard L. Meehan        2004  179,405   -     -      -       -      -      -
Executive Vice
President of Marketing   2003  154,520   -     -      -       -      -      -
and Operations           2002  150,000   -     -   439,800    -      -    50,000

Michael J. Gerdin        2004  100,550   -     -      -       -      -      -
Director and             2003   90,746   -     -      -       -      -      -
Vice President of        2002   81,882   -     -      -       -      -    20,000
Regional Operations
--------------------------------------------------------------------------------

     1 On March 7, 2002, Mr. Cosaert and Mr. Meehan each were awarded 30,000 shares of restricted stock. The dollar values for these restricted shares set forth in the table above are based upon a per share value of $14.66, the closing sale price on the NASDAQ National Market on the date of the award. The restricted shares for both Mr. Cosaert and Mr. Meehan vest as follows: 12,000 shares in 2004 and 6,000 shares per year in 2005 through 2007. Unvested portions of the restricted stock awards are subject to forfeiture upon the occurrence of certain events. At December 31, 2004, each of Mr. Cosaert's and Mr. Meehan's aggregate restricted stock holdings (including both vested and unvested portions) consisted of 30,000 shares with a value of $674,100, based upon a per share value of $22.47, the closing sale price on the NASDAQ National Market on that date. Dividends are paid on the shares of restricted stock, but are held by the Company and subject to forfeiture until the restricted shares have vested. All share related data has been restated to reflect the August 20, 2004 three-for-two stock split.

     2    All  other  compensation  reflects  the  Company's   contributions  to
          accounts under a non-qualified deferred compensation arrangement.

Tuition Award Program

     The Company maintains a tuition award program for the children of certain employees, including executive officers. Contributions to the program are based upon the Company's performance. During 2004, the Company contributed $405,000 to the program, based upon 2003 performance. There were no tuition payments to the Company's Named Officers in 2004.

Restricted Stock Awards

     On March 7, 2002, Russell Gerdin transferred 136,125 shares of his common stock to key employees, including 60,000 shares to the Named Officers. See Note 1 to the "Summary Compensation Table" above. Shares distributed under the award generally vest over a five year period or upon death or disability of a recipient. Unvested shares cannot be sold, assigned, or transferred and are to be forfeited to Mr. Gerdin in the event of a recipient's termination of employment. All share data has been restated to reflect the August 20, 2004 three-for-two stock split.

Compensation Committee Interlocks and Insider Participation

     In 2004, our Compensation Committee was comprised of Richard O. Jacobson, Dr. Benjamin J. Allen, and Lawrence D. Crouse. No member of the Compensation Committee is or has been an officer or employee of the Company, or has or had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K.

     During fiscal year 2004, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors.

     See "Certain Relationships and Related Transactions" on page 11 below for a description of certain transactions between the Company and other members of the Board of Directors and their affiliates.

Compensation Committee Report on Executive Compensation

     The Compensation Committee Report on Executive Compensation, and the performance graph appearing later in this Proxy Statement, shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any filing incorporating this Proxy Statement by reference, except to the extent that Company incorporates this report and graph by specific reference.

     The members of the Compensation Committee prepared the following report on executive compensation:

               The Compensation Committee reviewed, and recommended to the entire Board of Directors for approval, the compensation of the Company's executive officers for fiscal 2004. In conducting this review, the Compensation Committee evaluated the compensation of Mr. Gerdin, the Company's chief executive officer, differently than that of the other executive officers. A summary of the considerations for each is set forth below.

               Chief Executive Officer. Mr. Gerdin receives a base salary only, with no bonus or long-term incentives. The Compensation Committee recognizes Mr. Gerdin's substantial responsibility and contribution to the Company's operating performance, operating margin, revenue and net income growth rates, and attainment of Company goals, as well as his large stockholdings. At Mr. Gerdin's request, his salary has remained the same since 1986, and he has never been paid a bonus. The Compensation Committee believes that Mr. Gerdin's salary is reasonable compared to similarly situated executives, and that as a holder of approximately 40% of the Company's outstanding stock,

          Mr. Gerdin receives an incentive through appreciation in the market value of the Company's stock. Because of Mr. Gerdin's request, the Compensation Committee did not consider or recommend an increase in annual compensation or any incentive compensation for Mr. Gerdin.
          Thus, corporate performance directly affects Mr. Gerdin, but not through his compensation by the Company.

               Other Executive Officers. The Company's other executive officers are compensated through a mix of salary, incentive compensation, and restricted stock awards. In recommending compensation for other executive officers, the Compensation Committee considers (i) the Company's operating performance, stock performance, operating margin, and revenue and net income growth rates, (ii) team-building skills, past individual performance and future potential with the Company,
          (iii) local compensation levels and cost of living, (iv) compensation information disclosed by similar publicly-held truckload motor carriers, and (v) the suggestions of the Company's chief executive officer. Salary and bonus levels are largely subjective, with individual performance being the most important factor. Compensation levels at other publicly-traded truckload motor carriers are used as a general guide, and the Compensation Committee believes that the compensation of the Company's executive officers as a group, historically and during the last fiscal year, has been comparable to that of other carriers.

               The Compensation Committee believes that stock ownership by the Company's executive officers helps to align the interests of senior management with the interests of stockholders in maximizing long-term stockholder value. This objective was advanced through the award of shares of restricted stock contributed by Mr. Gerdin to key employees, including certain executive officers, in 2002. The Compensation Committee believes that the equity ownership of the Company's senior management currently is sufficient to align their long-term interests with those of the Company's stockholders, and therefore did not recommend any stock-based awards to executive officers in 2004.


                                   By the Members of the Compensation Committee:

                                   Dr. Benjamin J. Allen (Chairman)
                                   Lawrence D. Crouse
                                   Richard O.Jacobson

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of March 18, 2005, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director and Named Officer of the Company, and by all directors and executive officers of the Company as a group.

--------------------------------------------------------------------------------
           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
--------------------------------------------------------------------------------
                                                         Amount
 Title          Name and Address of                     & Nature       Percent
of Class         Beneficial Owner                     of Beneficial      of
                                                        Ownership       Class
--------------------------------------------------------------------------------
                Russell A. Gerdin, President,
                Secretary, and Director
                2777 Heartland Drive,
Common Stock    Coralville, IA 52241                    29,202,648 (1)    38.9%
--------------------------------------------------------------------------------
                Richard O. Jacobson Director
Common Stock    P.O. Box 224, Des Moines, IA 50301         214,060 (2)        *
--------------------------------------------------------------------------------
                Benjamin J. Allen, Director
Common Stock    2720 Thompson Drive, Ames, IA 50010          1,191
--------------------------------------------------------------------------------
                Michael J. Gerdin, Director
                2777 Heartland Drive,
Common Stock    Coralville, IA 52241                          - -             *
--------------------------------------------------------------------------------
                Lawrence D. Crouse, Director
Common Stock    P.O. Box 480, Burke, SD 57523            1,147,805 (3)      1.5%
--------------------------------------------------------------------------------
                John P. Cosaert, Executive
                Vice President
                2777 Heartland Drive,
Common Stock    Coralville, IA 5224                         64,809 (4)        *
--------------------------------------------------------------------------------
                Richard L. Meehan, Executive
                Vice President
                2777 Heartland Drive,
Common Stock    Coralville, IA 52241                        74,662 (5)        *
--------------------------------------------------------------------------------
                All directors and executive
                officers as a group
Common Stock    (7 individuals)                         29,579,544         39.4%
--------------------------------------------------------------------------------

     *   Less than one percent (1%)
     1 Mr. Gerdin owns 28,077,017 shares directly. An additional 1,125,631 shares are held of record by a voting trust, the voting trust certificates of which are owned by Gerdin Family Investments, L.P. Mr. Gerdin is the general partner of the limited partnership and has dispositive power over the voting trust certificates and stock. Mr. Gerdin is not the voting trustee and does not have the power to vote the shares in the voting trust.
     2 All shares are owned by the Richard O. Jacobson Foundation, a private foundation established by Mr. Jacobson. Mr. Jacobson has voting and dispositive power over the shares, but neither he nor any of his family members may receive distribution from the foundations assets. Accordingly, beneficial ownership is disclaimed.
     3 Mr. Crouse owns 22,174 shares directly. The other 1,125,631 shares are held by Gerdin Family Investments, L.P., of which Mr. Crouse is the voting trustee.
     4 Includes 12,000 unvested shares of restricted stock. Mr. Cosaert has voting power with respect to such restricted shares, but does not have dispositive power with respect to such restricted shares until they have vested. The restricted shares vest as follows: 6,000 shares on March 7, 2006 and 6,000 shares on March 7, 2007.
     5 All shares are owned directly except for 25,069 shares held by Mr. Meehan's wife. Mr. Meehan disclaims beneficial ownership of such shares. Number of shares includes 12,000 unvested shares of restricted stock. Mr. Meehan has voting power with respect to such restricted shares, but does not have dispositive power with respect to such restricted shares until they have vested. The restricted shares vest as follows: 6,000 shares on March 7, 2006 and 6,000 shares on March 7, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all reports that they file under Section 16(a). Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2004, the Company leased two office buildings, totaling approximately 25,000 square feet, a storage building of approximately 3,500 square feet, and five acres of land from Russell A. Gerdin for $299,625 plus taxes, utilities, insurance and maintenance. The lease expires on May 31, 2005, but is renewable at the Company's option for an additional five year term with a cost of living adjustment.

         RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The principal independent registered public accounting firm utilized by the Company during fiscal 2004 was KPMG LLP ("KPMG"). KPMG has been engaged by the Company in that capacity since April 2002. The Audit Committee has appointed KPMG as the Company's principal independent registered public accounting firm for fiscal 2005. A representative of KPMG is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and such representative will have an opportunity to make a statement at the Annual Meeting if he or she desires to do so.

Principal Accounting Fees and Services

     The following table shows the fees for professional services provided by KPMG for the audit of our annual financial statements for each of the fiscal years ended December 31, 2004 and 2003, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by KPMG for other services rendered during those periods:

                                                       2004          2003
     Audit Fees (1) ...........................      $369,734     $ 86,486
     Audit-Related Fees (2) ...................         4,940       20,400
     Tax Fees (3) .............................        29,900       18,200
     All Other Fees ...........................          --             --
                                                     --------     --------
         Total ...........................           $404,574     $125,086
                                                     ========     ========

     1 Audit Fees represent fees billed for professional services rendered by the principal independent registered public accounting firm for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, audits of internal controls over financial reporting, or services that are normally provided by such accountant in connection with statutory or regulatory filings or engagements for those fiscal years.
     2 Audit-Related Fees represent fees billed for assurance and related services by the principal independent registered public accounting firm that are reasonably related to the performance of the audit or review of financial statements. For fiscal 2003, Audit-Related Fees were comprised of fees for consultations on accounting issues.
     3 Tax Fees represent fees billed for professional services rendered by the principal independent accountant for tax compliance, tax advice, and tax planning.

     The Company's Audit Committee approves all audit and non-audit services that KPMG is engaged to perform in advance of any such engagement. There are no other specific policies or procedures relating to the pre-approval of services performed by KPMG LLP. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2004.


                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  PERFORMANCE GRAPH FOR HEARTLAND EXPRESS, INC.


     The following graph compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1999, and ending December 31, 2004.


                                     [GRAPH]


--------------------------------------------------------------------------------
                                                         Legend
Symbol  CRSP Total Returns
            Index for:      12/1999  12/2000  12/2001  12/2002  12/2003  12/2004
------  ------------------  -------  -------  -------  -------  -------  -------

___   Heartland Express,Inc. 100.0    144.8    220.4    286.7    303.2    424.0

- -   Nasdaq Stock Market    100.0     60.3     47.8     33.1     49.4     53.8
        (U.S. Companies)

---   Nasdaq Trucking &      100.0     90.9    107.5    109.4    156.7    200.8
      Transportation Stocks
      SIC 3700-3799, 4200-4299, 4400-4599, 4700-4799 U.S. and Foreign

Notes:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.0 on 12/31/1999.
--------------------------------------------------------------------------------

     The stock performance graph assumes $100 was invested on January 1, 2000. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US and Foreign. The Company will provide the names of all companies in such index upon request.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2006 Annual Meeting of the Stockholders of the Company must be received by the Company on or before December 2, 2005, to be eligible for inclusion in the Company's proxy materials relating to the meeting. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, including Rule 14a-8.

     The Company must receive in writing any stockholder proposals intended to be considered at its 2006 Annual Meeting of Stockholders, but not included in the Company's proxy materials relating to the meeting, by February 15, 2006. Pursuant to Rule 14(a)-4(c)(1) under the Securities Exchange Act of 1934, the proxy holders designated by an executed proxy in the form accompanying the Company's 2006 proxy statement will have discretionary authority to vote on any stockholder proposal that is considered at the 2006 Annual Meeting of Stockholders, but not received on or prior to the deadline described above.

     All stockholder proposals should be sent via certified mail, return receipt requested, and addressed to Russell A. Gerdin, Secretary, Heartland Express, Inc., 2777 Heartland Drive, Coralville, Iowa 52241.

     See "Proposal 1 - Election of Directors - Committees of the Board and Other Corporate Governance Matters -Nominating Committee" above, for information regarding how stockholders can recommend director candidates for consideration by the Nominating Committee.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                                         HEARTLAND EXPRESS, INC.

                                                         Russell A. Gerdin
                                                         Chairman of the Board

March 31, 2005